Exhibit 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Digital Link Corporation and Subsidiaries on Form S-8 (File Nos. 33-74666, 33-95176 and 333-27855) of our reports dated January 20, 1998, on our audits of the consolidated financial statements and financial statement schedule of Digital Link Corporation and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995 which reports are included in this Annual Report on Form 10-K.





                                                COOPERS & LYBRAND L.L.P.





San Jose, California
March 25, 1998